Exhibit 99.1

				JOINT FILER INFORMATION

This statement on Form 4 is filed by ARCH Management Partners II,
L.P, ARCH Venture Partners, L.P. and ARCH Venture Corporation. The principal business address of each of the reporting persons is 8725
West Higgins Road, Suite 290, Chicago, IL 60631. The reporting persons disclaim beneficial ownership of the securities listed herein except to the extent of their pecuniary interest therein.

Designated Filer:		ARCH Management Partners II, L.P.
Issuer and Ticker Symbol:	Xcyte Therapies, Inc. (XCYT)
Date of Event Requiring Statement:	October 29, 2004

ARCH MANAGEMENT PARTNERS II, L.P.
By: ARCH Venture Partners, L.P.
Its:  General Partner
By: ARCH Venture Corporation
Its:  General Partners
By: /s/ Keith Crandell
Name:  Keith Crandell
Title:    Managing Director

By: ARCH VENTURE PARTNERS, L.P.
By: ARCH Venture Corporation
Its:  General Partners
By: /s/ Keith Crandell
Name:  Keith Crandell
Title:    Managing Director


By: ARCH VENTURE CORPORATION
By: /s/ Keith Crandell
Name:  Keith Crandell
Title:    Managing Director